Exhibit 99.1

Announces $150 Million Debt Financing from Pharmakon

YARDLEY, Pa., September 12, 2019 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported that it has entered into a note purchase agreement for up to $150 million of senior secured notes with funds managed by Pharmakon Advisors, LP (“Pharmakon”), the investment manager of the BioPharma Credit funds.

“The capital available under this facility has the potential to meaningfully extend our cash runway, and Pharmakon’s reputation of forming successful, long-term, relationships with growth-stage companies such as Optinose makes them a great financial partner for us,” commented Chief Financial Officer Keith Goldan. “Optinose is focused on growing XHANCE®, for which we recently achieved a third consecutive quarter of 50% or greater growth in prescriptions, and this substantial financing commitment allows our team to remain focused on building on that successful track record. In addition, I would like to thank the team from Athyrium for being a great partner during the initial launch phase for XHANCE, as the financial flexibility provided by that agreement was critically important to us.”
At closing of the agreement, Optinose issued $80 million of senior secured notes. An additional $30 million of notes will be issued by Optinose by February 15, 2020 subject to the achievement of minimum XHANCE revenues and certain other conditions. Two additional tranches of notes of $20 million each will be available to Optinose, at its option, in 2020 and 2021 subject to the achievement of minimum XHANCE revenues and certain other conditions. The notes will mature in September 2024. Important information with respect to this financing is set forth in a Form 8-K to be filed by the Company with the Securities and Exchange Commission on September 12, 2019.
Initial proceeds from this financing, were used to repay and retire the Company’s existing senior secured notes with Athyrium Opportunities III Acquisition LP.

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

About Pharmakon Advisors
Pharmakon Advisors, LP is the investment manager of the BioPharma Credit funds. Established in 2009, Pharmakon has raised a total of $3.6 billion, including the $762 million IPO of BioPharma Credit PLC in the London Stock Exchange in March of 2017, and has committed $3.6 billion across 35 different financing transactions for companies in the life sciences. Pharmakon is affiliated with Royalty Pharma, the leading investor in biopharmaceutical royalties.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, the potential for the capital available under this facility to meaningfully extend the Company’s cash runway and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the achievement of the minimum XHANCE revenue thresholds and satisfaction of the other conditions for the issuance of additional notes under the note purchase agreement; unanticipated costs and expenses; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

###